EXHIBIT 3.3                                                    AS AMENDED BY THE
                                                         SHAREHOLDERS ON 2/26/02


                                     BYLAWS
                                       OF
                                XATA CORPORATION

                                    ARTICLE I
                                     OFFICES

         The registered office of the corporation shall be that set forth in the Articles of Incorporation dated May 12, 1989, filed with the Secretary of State of Minnesota on May 15, 1989, or in the most recent amendment thereof, or in a statement of the Board of Directors filed with the Secretary of State of the State of Minnesota changing the registered office in the manner prescribed by law. The corporation may also have offices and places of business at such other locations as the Board of Directors may from time to time designate, or the business of the corporation may require.

                                   ARTICLE II
                             SHAREHOLDER'S MEETINGS

         SECTION 2.1. TIME AND PLACE OF MEETINGS. Regular or special meetings of the shareholders, if any, shall be held on the date and at the time and place fixed by the President/Chief Executive Officer or the Board of Directors, except that a meeting called by, or at the demand of a shareholder or shareholders, pursuant to Minnesota Statutes, Section 302A.431, Subd. 2, shall be held in the county where the principal executive office is located.

         SECTION 2.2. REGULAR MEETINGS. An annual meeting of the shareholders shall be held at such place as the Board of Directors shall designate, either within or without the State of Minnesota, and on such date and at such time as may be determined by the Board of Directors and communicated to the shareholders according to the requirements set forth herein, for the purpose of electing directors and for the transaction of any other business which may properly come before it. Additional regular meetings of the shareholders may be held on a less frequent periodic basis. No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all the shareholders are present in person or by proxy and none of them objects to such designation. Any business appropriate for action by the shareholders may be transacted at a regular meeting.

         SECTION 2.3. SPECIAL MEETINGS. Special meetings of the shareholders may be held at any time and for any purpose and may be called by the President/Chief Executive Officer, Chief Financial Officer, any two or more directors, or at the request in writing of a shareholder or shareholders holding ten percent (10%) or more of the shares entitled to vote (except that a special meeting for the purpose of considering any action to directly or indirectly effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be requested by shareholders holding not less than twenty-five percent (25%) of all shares of the corporation entitled to vote). A shareholder request for a special meeting must be in writing, addressed to the President/Chief Executive Officer or the Chief Financial Officer of the corporation, and must specify the purposes of such meeting.



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         SECTION 2.4. NOTICE OF MEETINGS. Written notice of a meeting of the shareholders stating the time and place thereof shall be mailed at least five
(5) days but not more than sixty (60) days prior to the meeting, except as otherwise provided by statute, to each shareholder entitled to vote thereat to the last known address of such shareholder as the same appears upon the books of the corporation.

         Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the call, unless all of the shareholders are present in person or by proxy and none of them objects to consideration of a particular item of business.

         SECTION 2.5. CLOSING OF TRANSFER BOOKS; RECORD DATE. The Board of Directors may close the stock transfer books of the corporation for a period not exceeding sixty (60) days preceding the date of any meeting of shareholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock, and in such case such shareholders and only such shareholders shall be shareholders of record on the date so fixed and shall be entitled to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. If the Board of Directors fails to fix such a record date the record date shall be the twentieth (20th) day preceding the date of payment or allotment.

         SECTION 2.6. WAIVER OF NOTICE. Notice of the time, place and purpose of any meeting of shareholders, whether required by statute, the Articles of Incorporation or these Bylaws, may be waived by any shareholder. Such waiver may be given before, at, or after the meeting, and may be given in writing, orally or by attendance.

         SECTION 2.7. ACTION WITHOUT MEETING. Any action which may be taken at a meeting of the shareholders may be taken without a meeting, if authorized in writing or writings signed by all shareholders who would be entitled to notice of a meeting for such purpose.

         SECTION 2.8. QUORUM. The presence at any meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote, shall constitute a quorum for the transaction of business. If, however, such majority shall not be present in person or by proxy at any meeting of the shareholders, those present shall have the power to adjourn the meeting from time to time, without notice other than by announcement at the meeting, until the requisite amount of voting shares shall be represented. At any such adjourned meeting at which the required number of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.



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         SECTION 2.9. VOTING. At all meetings of the shareholders, each shareholder having the right to vote shall be entitled to vote in person or by proxy, duly appointed by an instrument in writing subscribed by such shareholder. Each shareholder shall have one (1) vote for each share having voting power standing in his name on the books of the corporation. Upon the demand of any shareholder, the vote for directors or the vote upon any question before the meeting shall be by ballot. All elections shall be had and all questions decided by a majority vote except as otherwise required by these Bylaws, the Articles of Incorporation, any applicable shareholder agreement, or statute.

         SECTION 2.10. PROXIES. At any meeting of the shareholders, any shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing and filed with the Secretary at or before the meeting. An appointment of a proxy or proxies for shares held jointly by two or more shareholders is valid if signed by any one of them, unless and until the corporation receives from any one of those shareholders written notice denying the authority of such other person or persons to appoint a proxy or proxies or appointing a different proxy or proxies. In the event that any instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one shall be present then that one, shall have and may exercise all of the proxies so designated unless the instrument shall otherwise provide. If the proxies present at the meeting are equally divided on an issue, the shares represented by such proxies shall not be voted on such issue.

         A proxy granted by an entity shall be valid if signed by a person who is an executive officer (or equivalent) of such entity or any person specifically authorized to do so in a resolution of the governing body of such entity. A proxy granted to an entity may be exercised by a person who is an executive officer (or equivalent) of such entity or any person specifically authorized to do so in a resolution of the governing body of such entity.

         No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless coupled with an interest or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed three (3) years from the date of its execution. Subject to the above, any duly executed proxy shall continue in full force and effect and shall not be revoked unless written notice of its revocation or a duly executed proxy bearing a later date is filed with the Secretary of the corporation. A proxy's authority shall not be revoked by the death or incapacity of the maker unless, before the vote is cast and the authority exercised, written notice of such death or incapacity is given to the corporation.

         SECTION 2.11. ADVANCE NOTICE OF BUSINESS. At any regular or special meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the corporation who complies with the notice procedures set forth in this Section. For business to be properly brought before any regular or special meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice of any such business to be conducted at an annual meeting must be delivered to the Secretary, or mailed and received at the principal executive office of the corporation, not less than 90 days prior to



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the first anniversary date of the prior year's annual meeting. If, however, the date of the annual meeting of shareholders is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if so delivered, or so mailed and received, not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. "Public announcement" means disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (ii) when filed in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15 (d) of the Securities Exchange Act of 1934, as amended, or (iii) when mailed as the notice of the meeting pursuant to these Bylaws.

         If a special meeting of shareholders of the corporation is called for any purpose other than electing Directors, or if a regular meeting other than an annual meeting is held, for a shareholder's notice of any such business to be timely it must be delivered to the Secretary, or mailed and received at the principal executive office of the corporation, not less than 90 days before such special meeting or such regular meeting, or, if later, within 10 days after the first public announcement of the date of such special meeting or such regular meeting. Except to the extent otherwise required by law, the adjournment of a regular or special meeting of shareholders shall not commence a new time period for the giving of a shareholder's notice as required above.

         A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the regular or special meeting
(a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business.

         Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any regular or special meeting except in accordance with the procedures set forth in this Section and, as an additional limitation, the business transacted at any special meeting shall be limited to the purposes stated in the notice of the special meeting.

         The Chairman of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section and, if the Chairman should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         SECTION 3.1. ELECTION OF DIRECTORS. The number of Directors that shall constitute the whole Board shall be at least one (1). In the absence of a resolution of the shareholders or the Directors, the number of Directors shall be the number last fixed by the shareholders or the Directors; provided, however, that the Board of Directors may not decrease the number of Directors. Directors need not be shareholders. Each of the Directors shall hold office until the next succeeding annual meeting of shareholders and until his successor




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shall have been duly elected and qualified, or until his earlier resignation or removal from office as hereinafter provided. In the event that any person standing for election as director receives the affirmative vote of less than 50% of the shares present and entitled to vote at the meeting in the election of Directors, by person or by proxy, such position shall be eliminated and the number of directors to be elected shall be reduced accordingly; provided, however, that the number of directors shall not be less than one (1) and the nominee receiving the most votes, even though less than a majority, shall be elected as a Director of the corporation.

         SECTION 3.2. BOARD MEETINGS; PLACE AND NOTICE. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally or in writing or by attendance. Any director may call -a meeting of the Board of Directors by giving two (2) days notice to all directors of the date and time of the meeting. The notice need not state the purpose of the meeting. Notice may be given by mail, telephone, telegram or in person. If a meeting schedule is adopted by the Board of Directors, or if the date and time of a Board of Directors meeting has been announced at a previous meeting, no notice is required.

         SECTION 3.3. WAIVER OF NOTICE. Notice of the time, place and purpose of any meeting of the Board of Directors, whether required by statute, the Articles of Incorporation, or these Bylaws,, may be waived by any director. Such waiver may be given before, at, or after the meeting and may be given in writing, orally or by attendance. The attendance of a director at a meeting and participation therein shall constitute waiver of notice of such meeting unless the director attends for the express purpose of objecting to the transaction of business because the meeting is not lawfully called or convened, the director so states at the meeting, and the director does not thereafter participate in the meeting.

         SECTION 3.4. QUORUM AND ACTION OF BOARD. At all meetings of the Board of Directors, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business; provided that if less than a majority of the directors are present, a majority of those present may adjourn the meeting from time to time without notice other than an announcement at the meeting at which adjournment is taken.

         The directors present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

         The act of a majority of the directors present at any meeting at which a quorum is present, or at any meeting at which a quorum was present and at which the remaining directors are authorized under this Section to continue to transact business shall be the act of the Board of Directors.

         SECTION 3.5. ELECTRONIC COMMUNICATIONS. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a board meeting, if the same notice is given of the conference as required by these Bylaws for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by such electronic means of communication constitutes presence in person at the meeting.




                                       5

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         SECTION 3.6. VACANCIES. Any vacancy occurring on the Board of Directors by reason of death, resignation, disqualification, or increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, at any regular or special meeting, except that vacancies on the Board resulting from newly created directorships may only be filled by a majority vote of the directors serving at the time of the increase. Each director so elected shall hold office until the next regular or special shareholder meeting or until his or her successor is elected and qualified.

         SECTION 3.7. RESIGNATIONS. Any director of the corporation may resign at any time by giving written notice to the Chairman of the Board or to the President/Chief Executive Officer or Secretary of the corporation. Unless a later date is specified in the notice of resignation as the effective date of resignation, resignation shall take effect on the date of receipt of the written notice by the Chairman, President/Chief Executive Officer, or Secretary. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.

         SECTION 3.8. REMOVAL. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

         SECTION 3.9. ABSENT DIRECTORS. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition stated in writing and delivered to the President/Chief Executive Officer or the officer or director presiding at the meeting shall be counted as a vote in favor of or against the proposal if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected. Such written consent or opposition shall be entered in the minutes or other record of action at the meeting.

         SECTION 3.10. ACTION WITHOUT MEETING. Any action which is required or may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by a majority of all the directors entitled to vote with respect to the subject matter thereof, except as to matters that require shareholder approval, in which case such consent in writing must be signed by all of the directors. Action taken by such written consent shall be effective on the date when signed by the required number of directors, or such earlier effective date as set forth therein. When written action is permitted to be taken by less than all of the directors, all directors shall be notified immediately of its text and effective date. Failure to provide the notice shall not invalidate the written action. A director who does not sign or consent to the written action shall have no liability for the action or actions taken thereby.



                                       6

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     SECTION 3.11. PRESUMPTION OF ASSENT. For purposes of any liability as a director, a director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

          (a) He objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not thereafter participate in the meeting;

          (b) He votes against the action at the meeting; or

          (c) He is prohibited from voting at the meeting due to a conflict of interest.

     SECTION 3.12. COMMITTEES. The Board of Directors may, by a majority vote, designate two or more of their number to constitute an executive committee, which, to the extent determined by the Board and allowed by law, shall have and exercise the authority of the Board in the management of the business of the corporation. Such executive committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board. The Board of Directors by a majority vote may also appoint one or more natural persons who need not be Board members to serve on such other committees as the Board may determine. Such other committees shall have powers and duties as shall from time to time be prescribed by the Board. A majority of the members of any committee present at a meeting is a quorum for the transaction of business. All committees shall keep accurate minutes of their meetings, which minutes shall be made available upon request to members of that committee and to any director.

     SECTION 3.13. CHAIRMAN. The Board may elect one of their number to serve as Chairman, who shall preside, when present, at all meetings of the Board.

     SECTION 3.14. COMPENSATION. The. directors of the corporation and all members of committees shall serve without salary, unless ordered by the directors; however, they shall be paid the necessary expenses incurred in the execution of their duties. Nothing herein shall preclude the paying by the corporation of a salary or other compensation to an officer or employee who is also a director.

     SECTION 3.15. LIMITATION OF LIABILITY. Except as expressly provided in Minnesota Statutes, Section 302A.251, Subd. 4, a member of the Board of Directors of this corporation shall have no personal liability to this corporation or to the shareholders for monetary damages for breach of fiduciary duty as a member of the Board of directors. Amendment or repeal of such limitation in these Bylaws or in the Articles of Incorporation of this corporation shall -not adversely. affect any limitation of liability of a director with respect to any liability or alleged liability arising out of any act or omission occurring prior to such amendment or repeal.


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                                   ARTICLE IV
                                    OFFICERS

         SECTION 4.1. ELECTION OF OFFICERS. The Board of Directors shall, from time to time, elect a President/Chief Executive Officer and a Treasurer/Chief Financial Officer. The Board of Directors may, but shall not be required to, elect a Secretary and one (1) or more Vice Presidents, as they may determine, one of whom may be designated as an Executive Vice President. In addition, the Board of Directors may elect such other officers and agents as it may determine necessary, including Assistant Secretaries and Assistant Treasurers. Such officers shall exercise such powers and perform such duties as are prescribed by the Articles of Incorporation or the Bylaws or as may be otherwise determined from time to time by the Board of Directors. Any number of offices or functions of those officers may be held or exercised by the same person.

         SECTION 4.2. TERMS OF OFFICE. The officers of the corporation shall hold office for such terms as shall be determined from time to time by the Board of Directors or until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed by the affirmative vote of a majority of the whole Board of Directors with or without cause.

         SECTION 4.3. SALARIES. The salaries of all officers and agents of the corporation shall be determined by the Board of Directors.

         SECTION 4.4. PRESIDENT/CHIEF EXECUTIVE OFFICER. The President/Chief Executive Officer shall be the chief executive officer of the corporation, and shall have the general direction of the affairs of the corporation. He shall preside at all meetings of the shareholders and of the Board of Directors. He shall direct general active management of the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all contracts, mortgages and other instruments of the corporation, and may appoint and discharge agents and employees. He shall be ex officio a member of any executive committee which may be constituted hereunder, and all other standing committees, and shall perform all such other duties as are incident to his office, or are properly required of him by the Board of Directors. As used herein or in other writings of, or documents delivered on behalf of, the corporation, the titles "President" and "Chief Executive Officer" shall mean one and the same person and shall be interchangeable.

         SECTION 4.5. VICE PRESIDENTS. The Vice Presidents in the order designated by the Board of Directors shall perform the duties and exercise the powers of the President/Chief Executive Officer in his absence or incapacity. The Vice Presidents shall perform such other duties as the Board of Directors shall from time to time prescribe.

         SECTION 4.6. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders, and record all votes and minutes for all proceedings in a book kept for that purpose, and shall perform like duties for the standing committees when required. He shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President/Chief Executive Officer under whose supervision he shall be. He shall keep in safe custody the seal, if any, of the corporation, and shall affix the same to any instrument requiring it.



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         The Assistant Secretary shall, in the absence or disability of the
Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors shall prescribe.

         SECTION 4.7. TREASURER/CHIEF FINANCIAL OFFICER AND ASSISTANT Treasurers. The Treasurer/Chief Financial officer shall have the custody of the corporate funds and securities, and shall keep full and accurate account of receipt and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated from time to time by the Board of Directors; he shall disburse the funds of the corporation in discharge of corporate liabilities and obligations as may be ordered by the Board of Directors from time to time, taking the proper vouchers for such disbursements, and shall render to the President and the Board of Directors whenever they may require the same, an account of all of his transactions and of the financial condition of the corporation; he shall give the corporation a bond, if required by the Board of Directors, in such sum as the Board of Directors may by resolution determine; and with one (1) or more sureties satisfactory to the Board of Directors for the faithful performance of the duties of his office, and for the restoration to the corporation in case of death, resignation, retirement or removal from office of all books, vouchers, papers, money and other property of whatsoever kind in his possession or under his control belonging to the corporation. As used herein or in other writings of, or documents delivered on behalf of, the corporation, the titles "Treasurer" and "Chief Financial Officer' shall mean one and the same person and shall be interchangeable.

         The Assistant Treasurer shall, in the absence or disability of the Treasurer/Chief Financial Officer, perform the duties and exercise the powers of the Treasurer/Chief Financial Officer, and shall perform such other duties as the Board of Directors shall prescribe.

         Section 4.8. Vacancies. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Board of Directors, by a majority vote, shall choose a successor or successors who shall hold office for the unexpired term in respect of which such vacancy occurred.

         SECTION 4.9. DELEGATION OF AUTHORITY. An officer elected or appointed by the Board of Directors may delegate some or all of the duties or powers of his office to other persons, provided that such delegation is in writing.

         SECTION 4.10. CONTRACT RIGHTS. The election or appointment of a person as an officer or agent does not, of itself, create contract rights.

                                    ARTICLE V
                                 INDEMNIFICATION

         To the full extent permitted or required by Section 302A.521 of the Minnesota Business Corporation Act, as now enacted or hereinafter amended, or by other provisions of law, each person who was or is a party or is threatened to be made a party to any threatened, pending, or pleaded action, suit,. or proceeding, whenever brought, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or agent of the corporation, or he is or was serving at the specific request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust or other entity or enterprise, shall be indemnified by the corporation against expenses, including attorneys'



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fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit, or proceeding; provided, however, that the indemnification with respect to a person who is or was serving as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall apply only to the extent such person is not indemnified by such other corporation, partnership, joint venture, trust, or other entity or enterprise. Indemnification provided by this paragraph shall continue as to a person or agent and shall inure to the benefit of the heirs, executors, and administrators of. such person and shall apply whether or not the claim against such person arises out of matters occurring before the adoption of this paragraph.

         To the full extent permitted by the Minnesota Business Corporation Act, as now enacted or hereinafter amended, the corporation shall have the authority to purchase and maintain insurance for officers, directors, employees and agents against liability arising out of their status as such.

         Further, to the full extent permitted by the Minnesota Business Corporation Act, as now enacted or hereinafter amended, the corporation shall have the authority to enter into such agreements as the Board of Directors deems appropriate for the indemnification of present or future directors and officers of the corporation in connection with their service to, or status with, the corporation or any other corporation, entity or enterprise with which such person is serving at the express written request of the corporation.

                                   ARTICLE VI
                                     SHARES

         SECTION 6.1. ISSUANCE OF SHARES. The Board of Directors is authorized and empowered to issue shares of the capital stock of the corporation to the full amount authorized by the Articles of Incorporation and all amendments thereto in such amounts and at such times as may be determined by the Board of Directors and as permitted by law.

         SECTION 6.2. CERTIFICATES. Certificates for shares of the capital stock of the corporation shall be in such form or forms as may be determined by the Board of Directors or those actually used in the event the Board fails to act. There shall be no uncertificated shares. Each shareholder shall be entitled to a certificate representing his or her shares of stock, signed by the President/Chief Executive Officer or a Vice President, and by the Secretary or -an Assistant Secretary, if one has been elected or appointed, otherwise, by the Treasurer/Chief Financial Officer or an Assistant Treasurer; provided, however, that where a certificate is countersigned by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the corporation and registered by a registrar, the signatures of said officers on such certificates for shares may be facsimiles. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent, or registrar of the if the person has ceased to have corporation, the certificate may be issued by the corporation even if the person had the capacity at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified, and shall state the name of the corporation, that it is organized



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under the laws of the State of Minnesota, the name of the person to whom the shares are issued, the number and class of shares, and the designation of the series, if any, that the certificate represents. The name of the person to whom the shares are issued with the number of shares and date of issue shall be entered on the books of the corporation.

         SECTION 6.3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable upon its books only by persons named in the certificates or by attorney lawfully constituted in writing, and upon surrender to the corporation of the old stock certificates, properly endorsed, to the person in charge of the stock and transfer books and designate, by whom they shall be cancelled. New certificates for the shares shall thereupon be issued to the person entitled to such new certificates. A record shall be made of each transfer, and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

         SECTION 6.4. LOST CERTIFICATES. Any shareholder claiming a certificate of shares to be lost, stolen or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the Board of Directors so requires:

                  (a) advertise such fact in such manner as the Board of Directors may require;

                  (b) give to the corporation and its transfer agent and registrar, if any, a bond of indemnity in open penalty as to amount or in such other sum as the Board of Directors may direct, in form satisfactory to the Board of Directors and to-the transfer agent-and registrar of the corporation, if any, and with or without such sureties as the Board of Directors with the approval of the transfer agent and registrar, if any, may prescribe; and

                  (c) satisfy such other requirements as may be imposed by the Board.

         If notice by the shareholder of the loss, destruction, or wrongful taking of a certificate is received by the corporation before the corporation has received notice that the shares represented by such certificate have been acquired by a bona fide purchaser, and if the foregoing requirements imposed by the Board are satisfied, then the Board of Directors shall authorize the issuance of a new certificate for shares of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed.

         SECTION 6.5. DIVIDENDS. The Board of Directors may declare dividends to the extent permitted by Section 302A.551 of the Minnesota Business Corporation Act as and when it deems expedient. Before declaring any dividend, there may be reserved out of the accumulated profits such sums as the Board of Directors from time to time, in its discretion, thinks proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as the Board of Directors shall think conducive to the interests of the corporation.

         Shareholders entitled to payment of such dividend shall be those shareholders of record on the date fixed by the Board for closing of the books of the corporation. If no date for closing of the books is fixed by the Board, the shareholders entitled to payment of the dividend shall be the shareholders of record on the date on which the resolution declaring such dividend is adopted by the Board.



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



                                   ARTICLE VII
                                  MISCELLANEOUS

         SECTION 7.1. BOOKS OF ACCOUNT. The corporation shall keep such books of account as are required by Section 302A.461 of the Minnesota Business Corporations Act and every, shareholder shall have a right to examine such books, in person or by agent or attorney, to the extent provided in such Section.

         SECTION 7.2. CORPORATE SEAL. If so directed by the Board of Directors, the corporation may use a corporate seal. The failure to use such seal, however, shall not affect the validity of any documents executed on behalf of the corporation. The seal need only include the word `seal", but it may also include, at the discretion of the Board of Directors, such additional wording as is permitted by law.

         SECTION 7.3. CHECKS AND DOCUMENTS. All checks or demands for money and notes of the corporation and all other instrument, documents or deeds of every kind, nature and description required to be executed in the name and in behalf of the corporation shall be signed by such of the officers or agents of the corporation as the Board of Directors may from time to time by resolution designate and determine.

         SECTION 7.4. FISCAL YEAR. The fiscal year of this corporation shall be as determined by resolution of the Board of Directors.

         SECTION 7.5. AMENDMENTS TO BYLAWS. These Bylaws may be amended or altered by the vote of a majority of the Board of Directors. Such authority of the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws as prescribed by statute and subject to any other limitations on such authority prescribed by statute.



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


                      THESE AMENDED BYLAWS WERE ADOPTED ON
                                FEBRUARY 26, 2002
            BY RESOLUTION OF THE BOARD OF DIRECTORS AND SHAREHOLDERS
                               OF XATA CORPORATION





                                         /s/ John G. Lewis
                                         ---------------------------------------
                                         Secretary


Attest:


    /s/ Craig S. Fawcett
-----------------------------------
President







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